Exhibit 99.1

Education Funding Capital Trust-IV

Statements to Noteholders

September 30, 2004

(per Section 11.04)

Payments on each Series of Notes during the month ended:	September 30, 2004

	Principal	Interest	Carryover Interest
Series 2004A-1	12,148,075.00	826,901.25	—
Series 2004A-2	—	2,060,808.75	—
Series 2004A-3	—	538,912.50	—
Series 2004A-4	—	132,222.22	—
Series 2004A-5	—	134,555.56	—
Series 2004A-6	—	119,000.00	—
Series 2004B-1	—	70,000.00	—

	12,148,075.00	3,882,400.28	—

Information on Each Series of Notes as of:	September 30, 2004

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2004A-1	157,851,925.00	0.9285407	1.92000%	N/A
Series 2004A-2	390,000,000.00	1.0000000	2.04000%	N/A
Series 2004A-3	100,000,000.00	1.0000000	2.07000%	N/A
Auction Rate Notes (28-day ARS):
Series 2004A-4	100,000,000.00	1.0000000	1.70000%	—
Series 2004A-5	100,000,000.00	1.0000000	1.82000%	—
Series 2004A-6	90,000,000.00	1.0000000	1.90000%	—
Series 2004B-1	50,000,000.00	1.0000000	2.05000%	—

	987,851,925.00			—

Education Funding Capital Trust-IV

Statements to Noteholders

September 30, 2004

(per Section 11.04)

Value of the Trust Estate as of:	September 30, 2004

Principal Balance of Financed Student Loans	935,566,266.30
Accrued Interest on Financed Student Loans	7,147,354.36
Cash and Investment Balance	23,809,484.76
Accrued Interest on Cash and Investments	37,349.37

966,560,454.79

Accrued Interest and Fees with respect to the Notes	974,594.74

Pool Balance	935,566,266.30

Parity Percentage	97.75%

Senior Parity Percentage	102.96%

Rollforward of Indenture Funds during month ended:	September 30, 2004

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account

Beginning Balance	—	18,968,716.83	0.00	10,000,000.00	5,000,000.00
Withdrawals	(17,846,534.08)	(22,446,798.46)	—	—	—
Deposits	20,335,086.69	9,217,355.45		—	—

Ending Balance	2,488,552.61	5,739,273.82	0.00	10,000,000.00	5,000,000.00

Amounts allocated during month ended:	September 30, 2004

Servicing fees	102,287.42
Administration fee	—
Auction agent fee	2,645.26
Broker dealer fee	66,131.61
Calculation agent fee	—
Trustee fee	15,735.15

186,799.44

Activity on Financed Student Loans during month ended:	September 30, 2004

Recoveries of Principal	4,293,318.84

Recoveries of Interest	2,021,936.57

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	86,360.78

Rejected federal reimbursement claims	—

Education Funding Capital Trust-IV

Statements to Noteholders

Portfolio Statistics

September 30, 2004

(per Section 11.04)

		Outstanding Balance
	Number of Borrowers	Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	22,809	653,157,264	69.81%	28,636
Repayment - Delinquent	2,218	63,586,456	6.80%	28,668
Forbearance	1,543	55,792,360	5.96%	36,158
Deferment	4,322	163,030,186	17.43%	37,721

Total Repayment	30,892	935,566,266	100.00%	30,285

Total Portfolio	30,892	935,566,266	100.00%	30,285

Breakdown of Delinquent:
11 - 30 days	1,008	28,141,810	3.01%	27,918
31 - 60 days	552	16,047,124	1.72%	29,071
61 - 90 days	232	6,515,378	0.70%	28,084
91 - 120 days	153	4,628,687	0.49%	30,253
121 - 150 days	121	3,675,417	0.39%	30,375
151 - 180 days	75	2,327,891	0.25%	31,039
181 - 210 days	58	1,715,777	0.18%	29,582
211 - 240 days	19	534,372	0.06%	28,125
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	2,218	63,586,456	6.80%	28,668

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	30,892	935,566,266	100.00%	30,285

Total	30,892	935,566,266	100.00%	30,285